Exhibit 10.10

MASTER AGREEMENT FOR PATROL AND GUARD SERVICES

THIS MASTER AGREEMENT FOR PATROL AND GUARD SERVICES (“Agreement”) is made as of the 30th day of June, 2012 (the “Effective Date”) between TYCO INTEGRATED SECURITY LLC, a Delaware limited liability company, with its principal place of business located at 1501 Yamato Road, Boca Raton, FL 33431 (hereinafter referred to as “Tyco”), and ADT HOLDINGS, INC. (hereinafter referred to as “Subcontractor”) through its California branch located at 21171 S. Western Ave, Torrance, CA 90501.

WHEREAS, Tyco desires to engage the services of Subcontractor to perform security guard response and patrol services for Tyco (the “Work” and/or “Services”) as described in an executed SOW (as defined below) pursuant to the terms of this Agreement;

WHEREAS, Subcontractor agrees to perform the Work as described in an SOW and in strict accordance with the terms, conditions, and covenants of this Agreement;

NOW THEREFORE, for, and in consideration of the promises and undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tyco and Subcontractor agree as follows:

1. Contract Documents. The “Contract Documents” include the following:

(a) this Master Agreement for Patrol and Guard Services (the “Agreement”);

(b) the following exhibits are attached hereto and expressly incorporated by reference:

(1) Work Authorization /Scope of Work and Compensation (“SOW”) (Exhibit A);

(2) Subcontractor Insurance (Exhibit B)

(3) Background Checks and Substance Testing (Exhibit C).

The intention of the Contract Documents is to include all labor, equipment, and other items as required by Tyco and/or the Tyco Customer as are necessary for the proper execution and completion of the Work and the terms and conditions of payment thereof. The Contract Documents form a part of this Agreement and in the event of any conflict between the terms contained in any SOW, the terms in this Agreement will control unless such SOW makes specific reference to the section of this Agreement that is to be amended by the SOW. Any exceptions expressly agreed upon in writing by Tyco and Subcontractor pursuant to a particular SOW will apply only for purposes of that SOW, and will not be deemed to in any way amend, modify, cancel, or waive the provisions of this Agreement for any other SOW.

2. Master Agreement. This Agreement shall operate as a master agreement and shall govern all present and future transactions entered into by Tyco and Subcontractor for the Services described in this Agreement. Individual future Subcontractor Services will be initiated by execution of an SOW in the form set forth on Exhibit A by both parties.

3. Term; Termination. The term of this Agreement shall be for one (1) year, commencing on the Effective Date (the “Initial Term”) and thereafter shall automatically renew for successive ninety (90) day periods (each such period a “Renewal Term”) unless earlier terminated by either party with written notice to the other party to be provided not less than ninety (90) days prior to the end of the then current term. Tyco shall have the right to terminate this contract on ten (10) business days’ notice in the case of material breach. In cases of termination for cause or breach, Tyco shall notify Subcontractor of the breach and Subcontractor shall have ten (10) business days after notification to cure the breach.

Material breach includes, but is not limited to, Tyco’s determination that Subcontractor: (i) has failed to supply a sufficiency of skilled workmen (ii) has failed to prosecute the Work with promptness and diligence, (iii) has violated any law, (iv) has provided false or misleading information to Tyco; (iv) has failed to provide conforming current insurance certificates and/or business licenses; or (v) has failed to notify Tyco of any material changes to any information provided to Tyco. A material change includes, but is not limited to, a change of control and/or ownership, bankruptcy, or any litigation that would impair Subcontractor’s ability to perform its obligations under this Agreement.

4. Work. The Work to be performed by the Subcontractor shall be specified in an SOW in the form attached as Exhibit A duly executed by both parties. In performance of the Work, Subcontractor will comply with all standards and guidelines set forth in this Agreement. Subcontractor shall have sole responsibility for providing the means and methods of performing the Work.

5. NOT USED.

6. NOT USED.

7. NOT USED.

8. NOT USED.

9. Compensation. Tyco will pay the Subcontractor the negotiated rates and fees for the Work performed as specified in each duly executed SOW. Tyco shall be entitled to withhold from such payment any sums owed by Subcontractor to Tyco under this Agreement and any SOW arising hereunder, including such monies due resulting from any breach by Subcontractor of any provision or obligation of this Agreement or any SOW arising hereunder.

Payments due under this Agreement will not be released until all of the following conditions have been met: (1) the SOW has been signed by the Subcontractor and countersigned by Tyco; and (2) Insurance Certificates satisfying the requirements of Exhibit B have been received.

10. Taxes. Subcontractor acknowledges and agrees that Subcontractor is solely responsible for collecting and remitting any and all federal, state and local taxes for which Subcontractor is liable. Unless otherwise expressly set forth in an SOW, the prices for any Services contemplated by an SOW shall be exclusive of goods and services taxes. Subcontractor shall be responsible for any and all taxes due on its income, capital and assets.

11. Other Clients. Subcontractor may represent, perform services for, and be employed by clients, persons or companies other than Tyco, as Subcontractor, in its sole discretion, may determine.

12. Subcontracting. Subcontractor may not subcontract any part of the Work without the prior written consent of Tyco. All Work performed by the approved sub-subcontractor will be deemed Work performed by the Subcontractor under the provisions of this Agreement.

13. Independent Contractor. Tyco and the Subcontractor understand and agree that Subcontractor’s status under this Agreement is that of an independent contractor and that neither Subcontractor nor any of Subcontractor’s employees shall be deemed to be employees of Tyco or any of its affiliates for any purpose whatsoever.

14. Employee Benefits. Subcontractor expressly understands and agrees that neither Subcontractor, nor its employees or agents are, and will not with the passage of time become, eligible for or entitled to participate in any plans or arrangements that Tyco or any of its affiliates maintain for the benefit of Tyco’s employees, including, without limitation, pension, profit sharing, health, welfare benefit or other fringe benefit plans.

15. Compliance with Laws. Subcontractor represents that Subcontractor and all of its sub-subcontractors and material suppliers and each of their employees and agents are in compliance with and shall remain in strict compliance with all federal, state and local laws, ordinances and regulations applicable to Subcontractor’s performance of the Work or which in any manner affect the Work including, but not limited to laws governing Subcontractor as a contractor, as an employer of labor, or otherwise. Subcontractor shall not discriminate against any employee or applicant for employment and must register with and participate in the federal work authorization program, operated by the U.S. Department of Homeland Security (“DHS”) or any equivalent work authorization program approved by the DHS to verify information of newly hired employees, pursuant to the “Immigration Reform and Control Act of 1986.” Subcontractor further represents and warrants that neither Subcontractor, nor any person(s) who are active in the management

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of Subcontractor’s business such as its officers, directors, executives, partners, shareholders, or members (“Managers”), nor the Managers of any of its predecessor companies, have been convicted of a “Public Entity Crime” within the past five (5) years. As used herein, the term “Public Entity Crime means a violation of any state or federal law by the Subcontractor or any of its Managers or any of its successor company Managers with respect to and directly related to the transaction of business with any public entity or with an agency or political subdivision of any other state or with the United States, including, but not limited to, any bid, proposal, reply or contract for goods or services, any lease for real property, or any contract for the construction or repair of a public building or public work, involving antitrust, fraud, theft, bribery, collusion, racketeering, conspiracy, or material misrepresentation, At any time during the term of this Agreement and for one year after expiration or termination of this Agreement, Tyco may request, and Subcontractor shall provide, proof that it has obtained and kept current all necessary licenses and complied with all applicable laws, including but not limited to those enumerated herein. Subcontractor shall indemnify and hold Tyco harmless from any third party claims, actions, proceedings, and damages, including attorneys’ fees or costs, and fines, penalties or other restrictions imposed by governmental agencies, authorities or state licensing boards resulting from Subcontractor’s breach of any of the obligations set forth hereinabove.

16. Warranties and Guarantees. Subcontractor represents and warrants that the Services will be provided in a professional manner, in compliance with applicable law, and in conformity with generally prevailing industry standards. Subcontractor makes no guarantee or warranty that the Service will avert, detect or prevent any occurrence, or the consequences therefrom, which the Service may be intended to avert, detect or prevent.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUBCONTRACTOR DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, WITH REGARD TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR INTENDED USE ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT.

18. Indemnification; Limitation of Liability.

(a) To the fullest extent permitted by law but subject to the limitation of liability set forth below, Subcontractor covenants and agrees to indemnify, defend, protect and save Tyco and each of its parent, subsidiaries, affiliates, agents, employees, servants, representatives, invitees, directors and officers (the “Indemnities”) harmless from and against any and all claims, losses, damages, suits, actions and proceedings, as well as all attorneys’ fees and costs which may be asserted against the Indemnities arising out of, or occurring in connection with any grossly negligent act or intentional misconduct, or direct damage to person or property caused directly by a negligent act or omission of Subcontractor’s agents, employees or subcontractors while in transit to the work site or at the work site and performing Services within the scope of their employment for or on behalf of Subcontractor.

(b) TYCO ACKNOWLEDGES THAT SUBCONTRACTOR IS NOT AN INSURER AND THAT THE AMOUNTS PAYABLE TO SUBCONTRACTOR UNDER THIS AGREEMENT ARE BASED STRICTLY UPON THE VALUE OF THE SERVICES PROVIDED AND ARE UNRELATED TO THE VALUE OF PROPERTY AT THE WORK SITE. THE PARTIES ACKNOWLEDGE AND AGREE THAT SUBCONTRACTOR’S SERVICES DO NOT CAUSE AND CANNOT PREVENT THE TYPES OF OCCURRENCES (e.g., criminal break-ins, unauthorized intrusions, etc.), OR THE CONSEQUENCES ARISING THEREFROM (e.g., theft, vandalism, property loss, personal injury), WHICH THE SERVICES ARE OR MAY BE INTENDED TO DETECT (such occurrences hereafter, “DETECTION EVENTS”). IN THE EVENT OF INJURY, DEATH, LOSS, DESTRUCTION OR DAMAGE TO PERSONS OR PROPERTY AT THE WORKSITE HOWEVER CAUSED (EXCEPT FOR DIRECT DAMAGE CAUSED BY SUBCONTRACTOR’S EMPLOYEES AND AGENTS AT OR IN TRANSIT TO A WORK SITE FOR WHICH INDEMNIFICATION IS PROVIDED BY SUBCONTRACTOR PURSUANT TO THE FIRST PARAGRAPH OF THIS SECTION), ARISING OUT OF, OR IN CONNECTION WITH A DETECTION EVENT, SUBCONTRACTOR’S ENTIRE LIABILITY, IN CONTRACT (INCLUDING ANY BREACH OF A FUNDAMENTAL TERM OR FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE) OR

OTHERWISE SHALL BE LIMITED TO $2,500.00, AS AGREED UPON DAMAGES AND NOT AS A PENALTY, AND SUCH LIMITATION OF SUBCONTRACTOR’S LIABILITY SHALL APPLY NO MATTER HOW THE LOSS, DAMAGE, INJURY OR OTHER CONSEQUENCE OCCURS, EVEN IF DUE TO SUBCONTRACTOR’S NEGLIGENCE, ACTIVE OR OTHERWISE, BUT SHALL NOT APPLY IN THE EVENT OF GROSS NEGLIGENCE, OR WILLFUL OR INTENTIONAL MISCONDUCT ON THE PART OF SUBOCNTRACTOR OR ITS EMPLOYEES OR AGENTS.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND.

19. Insurance, Hazardous Substances.

(a) Insurance. Subcontractor shall purchase and maintain for the duration of the Agreement at the Subcontractor’s own expense all necessary insurance against claims for injuries to persons or damages to property which may arise from or in connection with performance of the Work hereunder by Subcontractor, its agents, representatives, employees, or sub-subcontractors as set forth in Exhibit B, (“Subcontractor Insurance Requirements”) attached hereto and incorporated by reference. Subcontractor shall provide Tyco with written proof of such coverage prior to commencing the Work.

(b) Bonds. If Tyco’s Customer requires a bond covering the faithful performance of the Subcontractor (“Performance Bond”) and/or the payment of all obligations arising under it (“Payment Bond”), Tyco shall notify Subcontractor of such requirement and Subcontractor shall furnish any required Performance Bond or Payment Bond within ten (10) business days of request in such form and with such sureties as are reasonably acceptable to Tyco. The amount of such bonds will be 100% of the subcontract price as adjusted from time to time by any change orders issued. Where such bonds are required by Tyco’s Customer, the premium for such bonds shall be in addition to the fees for the Services.

(c) Hazardous Substances. If the Subcontractor encounters material on the work site reasonably believed to be a hazardous substance, Subcontractor shall immediately cease work in the affected area and immediately notify Tyco in writing of such condition. Subcontractor shall not use or transport onto the Work site any hazardous substances or materials.

20. Vehicles. Subcontractor shall obtain and maintain its own vehicle(s) as necessary to perform the Work. All Subcontractor vehicles must be properly maintained, registered, insured, and licensed as required by state and local laws or regulations.

21. Use of Tyco Materials. If Tyco, in its sole discretion, has determined that it is necessary for Subcontractor to use any Tyco equipment, tools, trade secrets, software, or information (the “Tyco Materials”) Subcontractor shall use such Tyco Materials solely for the purpose of performing the Work and solely for the benefit of Tyco. Subcontractor shall not copy, sell, share, or otherwise distribute any of the Tyco Materials. All such Tyco Materials shall be returned to Tyco immediately, without retaining any copies, upon the termination or non-renewal of this Agreement or at any time at Tyco’s request.

22. Specialized Product Knowledge, Training, or Tools. Subcontractor shall have acquired the level of knowledge, skills, training and tools as is customary in its particular field or trade to perform the Work. If Tyco requests that Subcontractor perform Work that requires product knowledge or training particular to Tyco or Tyco’s business, Tyco will provide such necessary training to a fixed number of Subcontractor employees at no cost to the Subcontractor. Thereafter, such trained Subcontractor employees shall be responsible to train any additional Subcontractor employees as necessary to perform the Work according to the agreed schedule. If any specialized tools are required to perform the Work, Tyco will loan such specialized tools at no cost to Subcontractor. Upon completion of the Work, Subcontractor shall return all loaned tools to Tyco in the condition in which they were received, less normal wear and tear. Any loaned tools not returned to Tyco, will be paid for by Subcontractor at Tyco’s replacement cost. Tyco may deduct the cost of such tools from any amounts owed to Subcontractor.

23. Business Ethics. It is Tyco’s policy to conduct business lawfully and in accordance with the highest ethical standards and to require its Subcontractors to maintain equivalent standards. In performing any Tyco Work, Subcontractor and its employees shall abide by a code of ethical business conduct that meets or exceeds the following:

(a) Conduct all dealings with fairness, honesty, and integrity.

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(b) Ensure that all financial transactions are handled in a responsible manner and recorded accurately.

(c) Protect information and property that belongs to Tyco, Tyco’s customers, other contractors at the work site, and suppliers against loss, theft, damage, and misuse.

(d) Avoid actual, potential, or perceived conflicts of interest.

(e) Recognize that even the appearance of misconduct or impropriety can be damaging to Tyco’s reputation, and act accordingly.

(f) Comply with Tyco’s Guide to Ethical Conduct and Tyco’s Guide to Supplier Social Responsibility copies of which are available on:

http://www.tyco.com/2010annualreview/gov-compliance.html; and

http://www.tyco.com/2010annualreview/people-supplychain.html

Subcontractor employees shall report any observations of unethical business practices and/or suspected violations of ethics-related laws to the Tyco Subcontract Labor Department Manager or the Tyco Law Department as follows or to any other person or department as ADT may designate from time to time:

Tyco Subcontract Labor Department

Phone: 585-321-4826

Email: subcontractlabor@adt.com

Tyco Law Department

Phone: 561-988-3600

Email: asklegal@adt.com

Facsimile: 561-988-3892

24. Prevailing Wage Compliance and Reporting Requirements. When the Work and/or Services provided pursuant to this Agreement is/are covered by or subject to the Davis-Bacon Act (DBA), Service Contract Act (SCA), GSA, DOD, or other law or regulation requiring payment of any prevailing or pre-approved wage rates, then Subcontractor shall comply fully with all such wage and hour as well as other requirements of such laws applicable to the Work and/or Services and shall timely prepare and file any required reports and/or documents certifying Subcontractor’s compliance with any applicable law. This Agreement incorporates by reference all the labor standard clauses required under DBA, SCA or other governmentally required wage determination law or regulation. Copies of any applicable DBA or SCA wage determinations are available at www.wdol.gov or from the Tyco Project Manager listed in the SOW.

25. Apparel and Appearances. While present at the work site, Subcontractor personnel shall at all times be clean, neat and appropriately attired. All Subcontractor personnel shall dress in a manner and have an appearance that is appropriate and professional in light of their job function and the environment in which they work. Hard hats and work boots are required on all construction sites. Examples of acceptable attire are khakis or slacks with socks and closed shoes, shirts with collars. Examples of unacceptable attire are shirts with sexual or offensive messages or pictures, or shirts promoting liquor or cigarettes, tank tops, midriff tops, blue jeans (except on construction sites), low cut shirts, flip-flops, athletic shoes (e.g., tennis, basketball, baseball cleats, etc.). Tyco shall interpret this policy and such interpretations shall govern. All Subcontractor employees shall carry photo identification (“Photo I.D.”). If permitted by Tyco, Subcontractor employees may identify themselves as an Approved Tyco Subcontractor and must show their Photo I.D. and a copy of the Work Order and/or evidence that Tyco has authorized the Subcontractor to perform the Work. All inquires related to the Work shall be made to the local Tyco Sales and Service office.

26. Confidentiality; Non-Disclosure. Subcontractor shall not disclose to any person or any entity any information obtained by Subcontractor or such information that is developed by Subcontractor during or following the performance of the Work which relates in any way to (a) Tyco; (b) Tyco’s business; (c) any of Tyco’s affiliates or their respective businesses; or (d) Tyco’s Customer. Subcontractor expressly understands and agrees that all technical information in the nature of designs, blueprints, drawings, specifications, engineering data, technical manuals or proprietary product know-how and any other information or documentation connected with the Work are of a confidential nature and are not to be reproduced or divulged to anyone except to the extent required to perform the Work, and will be returned to Tyco on job completion. In addition, the parties agree that an impending or existing violation of this paragraph would cause irreparable harm to Tyco and its affiliates for which there would be no adequate remedy at law. Accordingly Subcontractor agrees that in addition to the foregoing indemnity and other rights and remedies that may be available to Tyco or its affiliates, Tyco and its affiliates shall be entitled to obtain immediate injunctive relief prohibiting such violation.

27. Non-Solicitation. For the period from the date of this Agreement until September 30, 2014, Subcontractor shall not, without the express written consent of Tyco directly or indirectly solicit or sell any guard/response services the same as or similar to the Services provided pursuant to this Agreement to any Tyco Customer for which Services are provided hereunder. For greater certainty, the non-solicitation covenant set forth in the first sentence of this Section 27 shall not apply during the period of any Renewal Term after September 30, 2014.

28. No Publicity. Except as required by law, the Subcontractor may not issue or release any press release, advertisement, promotional material, announcement or other statement relating to this Agreement or the terms of this Agreement without the prior written consent of Tyco, which consent shall be given or withheld by the exercise of Tyco’s sole discretion. The Subcontractor will secure Tyco’s prior written approval before any information relating to this Work is released to anyone other than employees of the Subcontractor.

29. Data Privacy and Security. If Subcontractor receives Tyco “Customer Data” and/or “Personal Information” as defined below, Subcontractor will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Customer Data and Personal Information that are (a) at least equal to industry standards for such types of locations, (b) in accordance with reasonable Tyco security requirements, and (c) which provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Customer Data and Personal Information and all other data owned by Tyco and accessible by Subcontractor under this Agreement. Without limiting the generality of the foregoing, Subcontractor will take all reasonable measures to secure and defend its location and equipment against “hackers” and others who may seek, without authorization, to modify or access Subcontractor systems or the information found therein without the consent of Tyco. Subcontractor will periodically test its systems for potential areas where security could be breached. Subcontractor will report to Tyco immediately any breaches of security or unauthorized access to Subcontractor systems that Subcontractor detects or becomes aware of. Subcontractor will use diligent efforts to remedy such breach of security or unauthorized access in a timely manner and deliver to Tyco a root cause assessment and future incident mitigation plan with regard to any breach of security or unauthorized access affecting Customer Data and Personal Information.

(a) Definitions. As used in this Agreement: “Customer Data” means all Tyco Confidential Information entered into documentation, software or equipment by or on behalf of Tyco; (a) that is data supporting or derived from the provision of Services to Tyco End Users or (b) relations to Tyco’s customers, dealers and suppliers, and information derived from such information, including as stored in or processed through the equipment or software; and “Personal Information” means any personally identifiable information or data concerning or relating to Tyco’s employees, customers or prospective customers that may be used to uniquely identify or contact such employees, customers or prospective customers.

(b) Storage. All Customer Data and Personal Information must be stored in a physically and logically secure environment that protects it from unauthorized access, modification, theft, misuse and destruction. In addition to the general standards set forth above, Subcontractor will maintain an adequate level of physical security controls over its facility including, but not limited to, appropriate alarm systems, fire suppression, access controls (including off-hour controls) which may include visitor access procedures, security guard force, video surveillance, and staff egress searches. Further, Subcontractor will maintain an adequate level of data security controls, including, but not limited to, logical access controls including user sign-on identification and authentication, data access controls (e.g., password protection of your applications, data files and libraries), accountability tracking, anti-virus software, secured printers, restricted download to disk capability and a provision for system backup.

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(c) Unauthorized Access. In the course of furnishing the Services, Subcontractor shall not access, and shall not permit its personnel or entities within its control to access, Tyco’s systems without Tyco’s express written authorization. Such written authorization may subsequently be revoked by Tyco at any time in its sole discretion. Further, any access shall be consistent with, and in no case exceed the scope of, any such authorization given by Tyco. All Tyco authorized connectivity or attempted connectivity to Tyco systems shall be only through Tyco’s security gateways and/or firewalls, and in conformity with applicable Tyco security policies.

(d) Subcontractor Systems. Subcontractor shall be solely responsible for all systems Subcontractor uses to access Tyco systems. Subcontractor shall ensure that its systems include up-to-date anti-viral software to prevent viruses from reaching Tyco systems through Subcontractor systems. Subcontractor shall prevent unauthorized access to Tyco Systems through the Subcontractor systems. Further, Subcontractor shall ensure Subcontractor personnel do not use any virtual private network or other device (“VPN”) to simultaneously connect machines on any Tyco system to any machines on any Subcontractor or third party systems, without (i) using only a remote access method approved in writing and in advance by Tyco; (ii) providing Tyco with the full name of each individual who uses any such VPN and the phone number at which the individual may be reached while using the VPN; and (iii) ensuring that any computer used by Subcontractor personnel to remotely access any Tyco system will not simultaneously access the Internet or any other third party network while logged on to Tyco systems.

(e) In addition to the information security requirements set forth herein, Tyco shall have the right from time to time to provide to Subcontractor Tyco’s then current version of information security requirements, which shall be added as an Addendum to this Agreement. Subcontractor shall comply with all such additional or revised information security requirements. Subcontractor’s failure to comply with such requirements will constitute a breach of this Agreement, and if Subcontractor fails to cures such breach within thirty (30) days after receiving written notice of the breach from Tyco, Tyco shall have the right to terminate this Agreement with no further liability or obligation to Subcontractor.

30. Notices. Any notices permitted or required to be given under this Agreement shall be in writing and shall be deemed duly given: (a) upon actual delivery if delivery is by hand or by nationally recognized courier service, or (b) after three (3) days following delivery into the United States Postal Service if such delivery is made by postage paid certified mail. Each such notice shall be sent to the respective party at the address indicated below or to any other address or person that the respective party has subsequently so designated in writing:

IF TO Tyco:

Tyco Integrated Security

265 Thruway Park Drive

West Henrietta, NY 14586

Attention: Subcontract Labor Dept.

WITH COPY TO:

Tyco Integrated Security

1501 Yamato Road

Boca Raton, FL 33431

Attention: Law Department

IF TO SUBCONTRACTOR:

ADT HOLDINGS, INC.

21171 S Western Ave

Torrance, CA 90501

Attention: Susan Parker

WITH COPY TO:

ADT HOLDINGS, INC.

1501 Yamato Road

Boca Raton, FL 33431

Attention: Law Department

31. Assignment. Neither party may assign this Agreement or any obligations hereunder without the prior express written consent of the other party. Any such assignment made without the required prior written consent shall be a material breach of this Agreement. However, either party may assign this Agreement to (i) any financially and technically responsible legal entity directly or indirectly controlled by, under common control with or controlling the assigning party, or (ii) to any third party that acquires all or substantially all of the business, assets and undertakings of the assigning party; provided, however, that for an assignment pursuant to subclause 31(i) or (ii) to be effective, the assigning party must provide the other party written notice of such assignment not less than thirty (30) days prior to the effective date of such assignment and the assignee must agree in a writing to be bound by the terms of this Agreement.

32. Background Checks and Substance Testing. Subcontractor warrants and represents that all of its employees or agents engaged in the performance of the Work have successfully passed a drug test and a criminal background check in accordance with the standards set forth in Exhibit C (“Background Checks and Substance Testing”), attached hereto and incorporated by reference. Subcontractor agrees that it shall produce certification satisfactory to Tyco upon Tyco’s request that Subcontractor has complied with the terms of this paragraph.

33. Work Site Policies and Safety. Subcontractor agrees to comply with, and will require its employees and agents to comply with, any rules, policies and procedures, including those relating to health, safety, and security for any site at which Work is to be performed. Subcontractor agrees to inform each of its employees and agents who will perform services at the work site of the terms of such work site policies. Subcontractor further agrees to take such further and other measures as may be prudent to avoid accidents and the creation of hazardous situations in the performance of its work hereunder or while any of Subcontractor’s employees or agents are present at the work site. The Subcontractor will be responsible for the safety of the Work. In discharging that responsibility, Subcontractor will comply with the requirements of the Occupational Safety and Health Act of 1970 and any other state or local act or other requirement of law affecting safety and health. In addition, Tyco is committed to providing a safe workplace and a workforce that is free from substance abuse. Should Tyco, Tyco’s Customer, or any party in interest to the work site request that any Subcontractor employee or agent be removed from the work site for any reason, Subcontractor shall immediately comply and shall not permit such Subcontractor employee or agent to reenter the work site unless and until the requesting party has tendered written authorization for admittance. Subcontractor may not bring any unauthorized persons to the work site.

34. Remedies.

(a) No Damages. It is expressly understood that neither party shall be liable to the other party for damages in any form by reason of (i) the non-renewal termination of this Agreement by either party with or without cause upon expiration of this Agreement or (ii) termination of this Agreement with cause.

(b) Remedies Cumulative. No right or remedy in this Agreement is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to and not a limitation on any duties, obligations, rights and remedies otherwise imposed or available by law.

(c) SAFETY ACT Waiver. Certain of Tyco’s systems and services have received Certification and/or Designation as Qualified Anti-Terrorism Technologies (“QATT”) under the Support Anti-terrorism by Fostering Effective Technologies Act of 2002, 6 U.S.C. §§ 441-444 (the “SAFETY ACT”). As required under 6 C.F.R. 25.5(e), to the maximum extent permitted by law, Tyco and Subcontractor hereby agree to waive their right to make any claims against the other for any losses, including business interruption losses, sustained by either party or their respective employees, resulting from an activity resulting from an “Act of Terrorism” as defined in 6 C.F.R. 25.2, when QATT have been deployed in defense against, response to, or recovery from such Act of Terrorism.

(c) Waiver of Jury Trial. SUBCONTRACTOR AND TYCO BOTH AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY MANNER CONNECTED WITH OR RELATED TO THIS AGREEMENT.

35. Governing Law. For all Work to be performed on private property, any controversies or legal issues arising out of this Agreement and any action involving the enforcement or interpretation of any rights hereunder shall be submitted to the jurisdiction of the State Courts of the Fifteenth Judicial Circuit of Palm Beach County, Florida, the venue sitis, and shall be governed by the laws of the State of Florida. For all Work to be performed on public property, the governing law provisions of the Prime Contract shall prevail.

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36. Parties Bound. This Agreement shall be binding on and inure to the benefit of the contracting parties and assigns when permitted by this Agreement.

37. Severability and Savings. If any clause or provision contained in this Agreement shall for any reason be determined to be invalid, illegal or un-enforceable, then it is the express intention of the parties that the remainder of the Agreement shall not be affected thereby, and that in lieu of each clause or provision of the Agreement which may be determined to be illegal, invalid or unenforceable, there may be added a clause or provision as similar in terms of such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Further, the Subcontractor acknowledges that this Agreement was fully negotiated and agrees that such Agreement shall not be interpreted against either party as the drafter.

38. Modifications. No waivers, alterations, amendments or modifications of this Agreement or any associated exhibits shall be valid unless such waivers, alterations, amendments or modifications have been made in writing and have been duly executed by an authorized representative of both Tyco and Subcontractor.

39. Headings. The headings in this Agreement are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Agreement or any of its provisions.

40. Opportunity To Seek Counsel. Subcontractor acknowledges that Subcontractor has had an opportunity to consult with an attorney prior to executing this Agreement.

41. Conflicts of Interest. Tyco does not permit the offering or acceptance of gifts or gratuities by Tyco employees from parties with whom Tyco is contracting for services, products or other matters and Subcontractor shall not make any offer to any Tyco employee that would violate this policy. Subcontractor further represents and warrants that there is no financial or business relationship or any other conflict of interest that Subcontractor has with or has offered to any employee of Tyco. In the event Tyco determines any offer of gifts or gratuities has been made by Subcontractor to an Tyco employee or a financial or business relationship or other conflict of interest has been offered to or exists between Subcontractor and an Tyco employee, Tyco may terminate this Agreement without cause upon five (5) days prior written notice to Subcontractor.

42. Disputes. The parties shall use the following procedures as a condition precedent to either party pursuing other available remedies:

(a) The parties agree to make a good faith effort to mutually resolve any dispute as quickly as practicable and parties agree to provide the other with written notice of any dispute within one (1) business day of the action causing the dispute.

(b) If the parties have not resolved the dispute within thirty (30) days of receipt of said notice, the parties’ representatives shall submit the dispute to one of their senior-level executives or other authorized representative for review and simultaneously notify the other party in writing thereof. A meeting shall be held within ten (10) business days after receipt of such notice of submission which is to be attended by such senior-level executives or other such authorized representative(s) of the parties to attempt in good faith to negotiate a resolution of the dispute.

(c) If, within ten (10) business days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, either party may initiate legal action in a court of competent jurisdiction.

(d) During the pendency and conduct of any litigation, Tyco and Subcontractor shall continue to perform their respective obligations under the Agreement.

(e) The rights and obligations of the parties under this provision shall survive completion or termination of this Agreement.

43. Entire Agreement. This Agreement and its attachment(s) set forth the entire agreement between the parties and supersedes all prior or contemporaneous agreements of the parties with respect to the subject matter contained herein. No change, amendment, or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both parties.

44. Electronic Media. Either party may scan, fax, email, image, or otherwise convert this Agreement into an electronic format of any type or form, now known or developed in the future. Any unaltered or unadulterated copy of this Agreement produced from such an electronic format will be legally binding upon the parities and equivalent to the original for all purposes, including litigation. Tyco and Subcontractor may rely upon respective the other party’s assent to the terms and conditions of this Agreement, if such other party has signed this Agreement or demonstrated its intent to be bound whether by electronic signature or otherwise.

45. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Master Agreement for Subcontracting Services to be duly executed by each of their duly authorized representatives as of the Effective Date.

Tyco Integrated Security LLC

By:

(Signature)

Name Printed:

Its:	Authorized Designee
Vice President or Authorized Designee

ADT HOLDINGS, INC. (“Subcontractor”)

By:

(Signature)

Name Printed:

Its:

Proprietor / Owner / Vice President